United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2025

Date of Report (Date of earliest event reported)

Evergreen Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41271	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1.02, Level 1,

Glo Damansara, 699,

Jalan Damansara, Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +1 786 406 6082

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EGRVF	OTC Pink
Warrants	EGUVF	OTC Pink
Units	EGSVF	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 5, 2025, Evergreen Corporation (the “Company” or “we” or “our” or “us”) received a Notice of Termination to the Agreement and Plan of Merger, dated September 5, 2024, amended and restated on or about September 18, 2024, by and among the and the Company, Evergreen Merger Corporation, Evergreen Merger Sub Inc., Forekast Limited and Forekast International Sdn. Bhd. (“Forekast”) (the “Business Combination Agreement”). Forekast terminated the Business Combination Agreement pursuant to Section 12.1(d)(i) therein as the Merger was not consummated prior to February 28, 2025.

Since the Company did not consummate an initial acquisition (a “Business Combination”) within thirty-six (36) months or within forty-two (42) months, where applicable, from the closing of its initial public offering on February 8, 2022, the Company’s articles of association, as amended (the “Articles”), provides that such failure is an Automatic Redemption Event and the directors of the Company are required to take all such action necessary to: (i) promptly, cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible, redeem the Company’s Class A ordinary shares, par value US$0.0001 per share, sold in the Company’s initial public offering that remained outstanding (the “Public Shares”) at a per-share price, payable in cash (the “Redemption”), equal to the aggregate amount on deposit in a trust account established for the benefit of the holders of the Class A ordinary shares (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company which shall be net of taxes payable, divided by the number of outstanding Public Shares (the “Redemption Amount”), which redemption will completely extinguish the rights of the holders of the Public Shares as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder(s) and the Board of Directors of the Company, dissolve and liquidate the Company in accordance with the applicable law.

On July 11, 2025, the Company’s directors unanimously approved amongst others, the termination of the Company’s business as a special purpose acquisition company and cease all operations except the winding up of the Company’s operations (the “Termination of Business”); the de-registration of the Company’s securities with the Securities and Exchange Commission (the “De-Registration”); the de-listing of the Company’s securities from its current trading market (the “De-Listing”); the liquidation of the trust account established by the Company upon the consummation of the IPO; the redemption of the outstanding Public Shares (the “Trust Liquidation”); the cancelation of the warrants issued by the Company in the IPO (the “Warrant Cancellation”); the cancellation of the private placement units held by Evergreen LLC, the Company’s sponsor (the “Sponsor Cancellation”); and to commence its voluntarily liquidation of the Company upon completion of all the above / other steps. The Board also determined to cease the operations of its audit and compensation committees and the surrender by the Company’s sponsor of its 2,874,999 Class B ordinary founders shares for no consideration.

On July 21, 2025, the Company (i) notified the OTC Markets of the anticipated Redemption, liquidation and dissolution; and (ii) requested that the OTC Markets suspend trading of the Public Shares, redeemable warrants and Units (collectively, the “Securities”).

The Company intends to file a Form 15 Certification and Notice of Termination of Registration with the SEC, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Securities.

Item 3.03. Material Modification to Rights of Security Holders.

The information under Item 3.01 regarding the Redemption is incorporated into this Item 3.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2025

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer